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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Carreker Corporation for the registration of 1,282,214 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2002 (except for Note 13, as to which the date is April 5, 2002), with respect to the consolidated financial statements of Carreker Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

Dallas, Texas
April 17, 2002